EXHIBIT 21

Subsidiaries of Security National
Financial Corporation
as of June 30, 2018

SecurityNational Mortgage Company
Security National Life Insurance Company
Southern Security Life Insurance Company, Inc.
Trans-Western Life Insurance Company
Memorial Insurance Company of America
Reppond Holding Company
First Guaranty Insurance Company
C & J Financial, LLC
SNFC Subsidiary, LLC
American Funeral Financial, LLC
FFC Acquisition Co., LLC dba Funeral Funding Center
Mortician's Choice, LLC
Canadian Funeral Financial, LLC
Beta Capital Corp.
Insuradyne Corporation
EverLEND Mortgage Company
Marketing Source Center, Inc. dba Security National Travel Services
California Memorial Estates, Inc.
Cottonwood Mortuary, Inc.
Deseret Memorial, Inc.
Greer-Wilson Funeral Home, Inc.
Holladay Cottonwood Memorial Foundation
Holladay Memorial Park, Inc.
Memorial Estates, Inc.
SN Midway, LLC
SN Mapleton, LLC
SN Shadow Cliffs, LLC
Memorial Mortuary, Inc.
Affordable Funerals and Cremations of America, Inc.
Paradise Chapel Funeral Home
Dry Creek Property Development, Inc.
New York Land Holdings, Inc.
Security National Funding Company
Select Appraisal Management, Inc.
Security National Real Estate Services, Inc.
5300 Development LLC
SN Farmington LLC